                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          WD-40 COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               December 12, 2000

                                 WD-40 COMPANY
                               1061 Cudahy Place
                          San Diego, California 92110

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    The 2000 Annual Meeting of Stockholders will be held at the Mission Valley Doubletree Hotel, Grand Ballroom, 7450 Hazard Center Drive, San Diego, California 92108, on Tuesday, December 12, 2000, at 2:00 p.m. for the following purposes:

    1. To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

    2. To authorize an amendment to the WD-40 Company 1990 Incentive Stock Option Plan to increase the number of shares reserved for issuance pursuant to the Plan from 1,480,000 to 2,980,000 shares;

    3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year 2001; and

    4. To consider and act upon such other business as may properly come before the meeting.

    Only the stockholders of record at the close of business on October 13, 2000 are entitled to vote at the meeting.

                                              By Order of the Board of Directors
                                                               Harlan F. Harmsen
                                                                       Secretary

San Diego, California
November 9, 2000

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on December 12, 2000, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 9, 2000.

    At the meeting, the stockholders of WD-40 Company will vote to (i) elect the Board of Directors for the ensuing year, (ii) approve an amendment to the Company's 1990 Incentive Stock Option Plan, and (iii) ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

    The close of business on October 13, 2000 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 13, 2000, WD-40 Company had outstanding 15,434,304 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

    If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

    The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

                           PRINCIPAL SECURITY HOLDERS

    The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

                                                              Amount and Nature
                                                                of Beneficial
                                                                  Ownership       Percent
Name and Address of Beneficial Owner                          October 13, 2000    of Class
------------------------------------                          -----------------   --------
Mario L. Crivello...........................................  980,916               6.4%
San Diego, California

1 Mr. Crivello has sole voting and investment power over 869,952 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 96,184 shares held directly.

                                   ITEM NO. 1
                       NOMINEES FOR ELECTION AS DIRECTORS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

    Unless marked to the contrary, the Proxies received will be voted for the election of the nine nominees named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, his or her Proxy will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

    The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. Holders of common stock are not entitled to cumulate their votes in the election of Directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as Directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

    Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of Directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Articles of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of Directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of Directors was fixed at nine by resolution of the Board of Directors on September 26, 2000.

Security Ownership of Directors and Executive Officers

    The following table sets forth certain information, including beneficial ownership of the Company's common stock, for the nine nominees, for the executive officers named in the Summary Compensation Table on Page 8, and for all Directors and executive officers as a group. John S. Barry and C. Fredrick Sehnert retired from the Board of Directors on September 26, 2000.

                                                                                      Amount and Nature of
                                                                                      Beneficial Ownership
                                                                                       October 13, 2000(2)
                                                                       Director   -----------------------------
Nominee                     Age            Principal Occupation         Since       Number     Percent of Class
-------                   --------   --------------------------------  --------   ----------   ----------------
Mario L. Crivello          60        Investor                            1994       980,916(2)       6.4%

Daniel W. Derbes           70        Chairman, WD-40 Company             1984         1,600            *
                                     President, Signal Ventures

Harlan F. Harmsen          73        Retired Attorney; Secretary,        1977         6,500(3)         *
                                     WD-40 Company

Jack L. Heckel             69        Retired; Former President and       1989         4,430            *
                                     Chief Operating Officer, GenCorp

Gary L. Luick              60        President and CEO,                  2000           350            *
                                     Clickgarden, Inc.

Kenneth E. Olson           64        Retired; Former Chairman and        2000         1,000            *
                                     CEO, Proxima Corporation

Garry O. Ridge             44        President and CEO, WD-40 Company    1997        71,003(4)         *

Gerald C. Schleif          65        Retired, Former President and       1989        45,292            *
                                     CEO, WD-40 Company

Edward J. Walsh            68        President, The Sparta Group,        1988         3,600            *
                                     Ltd.

Executive Officers

Michael L. Freeman         47        Vice President Operations and        N/A        33,182(5)         *
                                     Chief Information Officer, WD-40
                                     Company

Graham P. Milner           46        Senior Vice President, The           N/A        42,857(6)         *
                                     Americas, WD-40 Company

William B. Noble           42        Managing Director Europe, WD-40      N/A        33,739(7)         *
                                     Company Ltd. (U.K.)

Thomas J. Tranchina        52        Vice President Finance, Chief        N/A        17,274(8)         *
                                     Financial Officer and Treasurer,
                                     WD-40 Company

All Directors and
  Executive Officers as
  a Group                                                                         1,290,182(9)       8.2%

*   Less than one (1) percent.

1  All shares owned directly unless otherwise indicated.

2 Mr. Crivello has sole voting and investment power over 869,952 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 96,184 shares held directly.

3 Mr. Harmsen has sole voting and investment power over 500 shares held in trust for others and 6,000 shares held directly.

4 Mr. Ridge has the right to acquire 60,272 shares upon exercise of stock options. Mr. Ridge has voting power over 731 shares held under the Company's 401(k) Plan.

5 Mr. Freeman has the right to acquire 29,386 shares upon exercise of stock options. Mr. Freeman has voting power over 996 shares held under the Company's 401(k) Plan.

6 Mr. Milner has the right to acquire 39,981 shares upon exercise of stock options. Mr. Milner has voting power over 1,020 shares held under the Company's 401(k) Plan.

7 Mr. Noble has the right to acquire 33,439 shares upon exercise of stock options.

8 Mr. Tranchina has the right to acquire 16,000 shares upon exercise of stock options and he has voting power over 166 shares held under the Company's 401(k) Plan.

9 Total includes the rights of executive officers to acquire 225,673 shares upon exercise of stock options and also includes 3,457 shares held under the Company's 401(k) Plan over which individual executive officers have voting power.

Nominees for Election as Directors

    Mario L. Crivello was elected to the Board of Directors in 1994 following the death of his father, Sam Crivello, a Company founder. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

    Daniel W. Derbes was elected to the Board of Directors in 1984 and named Chairman of the Board on September 26, 2000. He is President of Signal Ventures, a venture capital firm. Mr. Derbes served as President of Allied-Signal International, Inc. and Executive Vice President of the parent corporation until his retirement in 1988. Mr. Derbes is also a director of Sempra Energy Corporation (and its subsidiaries, San Diego Gas & Electric Company, Pacific Enterprises, Enova Corporation and Southern California Gas Co.)

    Harlan F. Harmsen practiced law in San Diego, California from 1957 to 1989. He has been a Director of the Company since 1977 and was named Secretary of the Company in 1982.

    Jack L. Heckel was elected to the Board of Directors in 1984. He served as President and Chief Operating Officer of GenCorp from 1987 through 1993. He was named President of Aerojet General (a division of GenCorp) in 1981 and was elected Chairman of the Board in 1984. Mr. Heckel joined Aerojet General in 1956 and served as a Group Vice President from 1977 through 1981. Mr. Heckel is also a director of Advanced Tissue Sciences, Inc. and APW, Ltd.

    Gary L. Luick was elected to the Board of Directors in March 2000. Mr. Luick is the President and CEO of Clickgarden, Inc., an internet software company. From 1989 through 1996 he served as President and CEO of GTI Corp., a networking products company, and he was President and CEO of Coded Communications, a wireless networking company, from 1997 to 1998.

    Kenneth E. Olson was elected to the Board of Directors in March 2000. Mr. Olson served as Chairman and CEO of Proxima Corporation, an electronic projection products company, from 1990 to 1998. He is a director of Avanir Pharmaceuticals.

    Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in September 1994 as Director International Operations and was elected Vice President--International in June 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in December 1996 and he was named President and Chief Executive Officer as of October 1, 1997. He was also elected to the Board of Directors on November 25, 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (A Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

    Gerald C. Schleif joined the Company in 1969 as Marketing Manager. Mr. Schleif served as Chief Executive Officer from 1992 and as Company President from 1990 through September 1997. He held the offices of Vice
President-Marketing, Executive Vice President, Treasurer and Chief Operating Officer. Mr. Schleif has been a Director since 1989.

    Edward J. Walsh was elected to the Board of Directors in 1988. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh was employed by The Dial Corporation and its predecessor, Armour-Dial Corporation, for 27 years, serving as its President and Chief Executive Officer from 1984 to 1987. He is also a director of Guest Supply, Inc. and Nortrust of Arizona Holding Corporation.

Compensation, Committees and Meetings of the Board of Directors

    Each outside director receives an annual fee of $15,000, payable in quarterly installments. Outside directors receive an additional fee of $500 for attendance at committee meetings and committee chairpersons receive $750 for each meeting. The Company maintains a Non-Employee Director Restricted Stock Plan providing for the issuance of 350 shares of restricted common stock of the Company to each non-employee member of the Board of Directors in lieu of $5,000 of cash compensation. The issuance of shares in lieu of cash compensation is mandatory for any director who does not hold shares of the Company having a fair market value of at least $50,000 and optional for all other directors. Pursuant to an amendment to the plan adopted in June 2000, any director may elect to receive 1,000 shares of restricted common stock in lieu of their full annual compensation, excluding compensation for attendance at committee meetings. The shares do not become vested for resale for a period of five years except in the event of death or retirement from the Board. The number of shares to be issued will be reviewed annually to account for changes in the price of the shares on the open market.

    There were four scheduled meetings and one special meeting of the Board of Directors during the last fiscal year. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors has an Audit Committee, a Governance and Nominating Committee, and a Compensation Committee.

    The Audit Committee is comprised of Edward J. Walsh (Chairman), Harlan F. Harmsen and Gerald C. Schleif. Two meetings were held during the last fiscal year to consider the annual audit and review the audit with the independent accountants after its completion. The Audit Committee also provides its recommendations to the full Board of Directors with respect to the selection and appointment of independent accountants for the Company.

    The Governance and Nominating Committee is comprised of Jack L. Heckel (Chairman), Daniel W. Derbes, Kenneth E. Olson and Garry O. Ridge. Three meetings were held during the last fiscal year. The Governance and Nominating Committee was established to provide for regular evaluation of succession plans and the performance, independence, qualifications and integrity of both the Board of Directors and the management of the Company.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee is comprised of Daniel W. Derbes (Chairman), Mario L. Crivello, Jack L. Heckel, Gary L. Luick and Edward J. Walsh, all of whom are outside directors.

    The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company's Incentive Stock Option Plans. The Compensation Committee met twice during the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company's stock during the last fiscal year.

                             EXECUTIVE COMPENSATION

    The following table shows information for the three (3) fiscal years ended August 31, 2000 concerning the Company's Chief Executive Officer and each of the next four highest paid executive officers.

                         Summary Compensation Table(1)

                                                                            Long Term
                                                       Annual             Compensation         All Other
                                                    Compensation             Awards         Compensation(2)
                                Fiscal Year    ----------------------   -----------------   ---------------
Name and Principal Position    Ended Aug. 31   Salary ($)   Bonus ($)   Stock Options (#)         ($)
---------------------------    -------------   ----------   ---------   -----------------   ---------------
Garry O. Ridge                      2000        $295,000    $150,450         20,000             $26,000(3)
  President and Chief               1999         275,000     106,650         16,000              26,000
  Executive Officer                 1998         255,000     150,000         16,000              26,000

Thomas J. Tranchina                 2000        $142,500    $ 38,340         10,000             $26,000(3)
  Vice President Finance and        1999         126,000      29,850          6,000              25,585
  Chief Financial Officer           1998          36,250      10,000            -0-                 -0-

Graham P. Milner                    2000        $159,500    $ 59,015         10,000             $26,000(3)
  Senior Vice President,            1999         149,100      35,150          6,000              26,000
  The Americas                      1998         140,000      55,000          6,000              26,000

Michael L. Freeman                  2000        $154,000    $ 56,980         10,000             $26,000(3)
  Vice President Operations         1999         143,800      33,750          6,000              26,000
  and Chief Information
    Officer                         1998         135,000      55,000          6,000              26,000

William B. Noble(4)                 2000        $176,200    $ 47,600         10,000             $   -0-
  Managing Director Europe          1999         172,850      57,600          6,000                 -0-
  WD-40 Company Ltd. (U.K.)         1998         154,500      57,900          6,000                 -0-

1  No information for Other Annual Compensation, Restricted Stock Awards or Long
    Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named.

2  All Other Compensation includes employer contributions to the Company's Money
    Purchase Pension Plan, Profit Sharing Plan and 401(k) Plan.

3  Includes $24,000 in contributions to the Company's Money Purchase Pension
    Plan and Profit Sharing Plan and $2,000 in matching contributions to the Company's 401(k) Plan.

4 Mr. Noble is employed by the Company's U.K. subsidiary. Compensation amounts have been converted to U.S. Dollars at average annual exchange rates for each year.

                                 Stock Options

    The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company's executive officers named in the Summary Compensation Table above.

                       Option Grants in Last Fiscal Year

                                              Percent of Total Options
                            Options Granted     Granted to Employees     Exercise Price                     Grant Date
Name                              (#)           in Fiscal Year 2000          ($/Sh)       Expiration Date    Value(1)
----                        ---------------   ------------------------   --------------   ---------------   ----------
Garry O. Ridge                20,000   (2)              8.1%                 $23.50          9/28/2009        $85,400

Thomas J. Tranchina           10,000   (3)              4.0                   23.50          9/28/2009         42,700

Graham P. Milner              10,000   (4)              4.0                   23.50          9/28/2009         42,700

Michael L. Freeman            10,000   (5)              4.0                   23.50          9/28/2009         42,700

William B. Noble              10,000   (6)              4.0                   23.50          9/28/2009         42,700

1 The Grant Date Value of $4.27 per share has been determined using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 5.57%; (ii) expected volatility of .5512; (iii) a ten-year risk-free rate of return of 5.78%; and
    (iv) exercise ten years from the grant date.

2 Mr. Ridge's options are non-qualified options exercisable in full on September 28, 2000.

3 Mr. Tranchina received incentive stock options as to 2,621 shares and non-qualified stock options as to 7379 shares. All of his options are exercisable in full on September 28, 2000.

4 Mr. Milner's options are non-qualified options exercisable in full on September 28, 2000.

5 Mr. Freeman's options are non-qualified options exercisable in full on September 28, 2000.

6 Mr. Noble's options are non-qualified options exercisable in full on September 28, 2000.

    The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company's common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

    The following table sets forth the number of shares acquired on exercise of stock options in the Company's last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 2000 for the Company's executive officers named in the Summary Compensation Table above.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

                                                               Number of Unexercised         Value of Unexercised
                                                                    Options at              In-the-Money Options at
                                                 Realized     August 31, 2000 (#)(1)          August 31, 2000(2)
                               Shares Acquired    Value     ---------------------------   ---------------------------
Name                           on Exercise (#)     ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
----                           ---------------   --------   -----------   -------------   -----------   -------------
Garry O. Ridge                       -0-           $-0-        40,272        33,778            -0-           -0-

Thomas J. Tranchina                  -0-            -0-         6,000        10,000            -0-           -0-

Graham P. Milner                     -0-            -0-        29,981        12,437            -0-           -0-

Michael L. Freeman                   -0-            -0-        19,386        12,164            -0-           -0-

William B. Noble                     -0-            -0-        23,439        13,161            -0-           -0-

1 All historical option grant information has been adjusted to account for the 2 for 1 stock split on July 11, 1997.

2 The value of Unexercised In-the-Money Options at August 31, 2000 was determined based on the difference between the exercise price for such options and the closing price of $19.375 for the Company's shares as reported by The Nasdaq Stock Market.

Supplemental Death and Retirement Benefit Plans

    Since 1984 the Board of Directors has adopted Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee's designated beneficiary or the employee's estate will receive a death benefit equal to the employee's then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if retirement benefits become due upon the employee's retirement under the Retirement Benefit Plan agreement.

    Since 1988 the Board of Directors has adopted Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant's retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee's then current base salary, payable in quarterly installments over a period of fifteen years.

    All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Outside directors do not participate in the plans.

    Based upon current (2001) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the

Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive's then current annual salary.

                                                            Death     Annual Retirement   Retirement
Name                                                       Benefit         Benefit           Age
----                                                      ---------   -----------------   ----------
Garry O. Ridge                                            $325,000         $81,250            65
Graham P. Milner                                           174,000          43,500            65
Michael L. Freeman                                         165,000          41,250            65
William B. Noble                                               -0-          45,000            65

Employment Agreements

    The Company has entered into employment agreements with Mr. Ridge and Mr. Tranchina for three year terms through August 1, 2002, subject to renewal for additional three year terms unless otherwise provided by the Board of Directors. Mr. Ridge will receive an annual base salary of at least $275,000 and Mr. Tranchina will receive an annual base salary of at least $126,000. Each of the officers will receive such incentive bonuses as may be awarded from time to time by the Board of Directors based upon the Company's annually established bonus formula. In the event of a termination of employment without cause following a change of control of the Company (defined as the acquisition by tender offer, or other means of change of ownership, of 15% of the outstanding shares of the Company by a single entity, group or person), Mr. Ridge and Mr. Tranchina would be entitled to receive an amount equal to three times their average annual gross salary, including bonuses, for the five years immediately prior to such termination of employment. In no event will the payments exceed the limitations of Internal Revenue Code Section 280G(d)(2) which limit the deductibility of certain payments to executives upon changes in control.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation philosophy of the Company is to be competitive in the marketplace to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. The Compensation Committee of the Board of Directors (the "Committee") determines compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company's 1990 Incentive Stock Option Plan. In evaluating the CEO's performance, the Committee will measure the year's results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as ethical business conduct, environmental responsiveness, and the general overall perception of the Company by financial and business leaders.

    The Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company. The members of the Committee are Daniel W. Derbes (Chairman), Mario L. Crivello, Jack L. Heckel, Gary L. Luick and Edward J. Walsh.

    Compensation of the CEO and the CEO's recommendations for the executive officers is reviewed annually by the Committee. Changes proposed for executive officers are evaluated and approved by the Committee on an individual basis. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

    There are four components in the Company's executive compensation program:

         i. Base salary

         ii. Performance Incentive

         iii. Pension and Profit Sharing

         iv. Long-term Stock Options

    The Committee has determined that compensation for the CEO and other executive officers should be weighted more heavily in favor of performance factors. Annual Performance Incentives could range between 0-50% of total cash compensation based on the level of achievement of the current fiscal year's business plan goals.

Base Salary

    Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys such as Wyatt Data Services are the basis for these comparables, and base salary levels are pegged at the 50-75th percentile for similar companies. The companies included in these surveys do not necessarily include any of the companies included in the Peer Group identified with reference to the Stock Performance Graph that follows this report. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. Mr. Ridge's base salary for fiscal year 2000 was $295,000. For fiscal year 2001 Mr. Ridge will receive a base salary of $325,000, an increase of 10.2%.

Performance Incentive

    The Performance Incentive is that substantial portion of the annual compensation for each executive officer that is related to and contingent upon the individual's contribution and performance and upon the performance of the Company as a whole. Consideration is also given to the performance of any business units under his or her management. The Performance Incentive bonus can range anywhere from 0-50% of total compensation based primarily on the level of business plan achievement. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue and profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities. Mr. Ridge's Performance Incentive compensation for fiscal year 2000 was 33.8% of his total cash compensation.

Pension and Profit Sharing Plans

    Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company's present Plans include a Money Purchase Pension Plan providing for required contributions for participating employees equal to 10% of their covered compensation, a Profit Sharing Plan providing for discretionary contributions which will be generally limited to 5% of covered compensation and a 401(k) Plan which allows employees to defer up to 6.6% of covered compensation and provides a matching contribution equal to one-half of the amounts deferred. The Plans serve to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets.

Long-Term Stock Options

    The Company has employed stock options as a means of providing long-term compensation to its key employees for many years. Options are granted at the beginning of each fiscal year to executive officers and other employees based upon the level of management responsibility. Option grants are not generally based on prior performance or results of operations. The Company's Stock Option Plan has been established to:

    a.  Focus attention on corporate strategic business direction; and

    b. Increase ownership and retention in the Company's stock, thereby aligning the interests of the participant employees with those of the Company's stockholders.

    For fiscal year 2001, subject to stockholder approval, the Board of Directors granted options to purchase a total of 420,600 shares to 85 company employees at $20.81 per share on September 26, 2000. In 1997 the Board of Directors significantly increased the number of employees participating in the Stock Option Plan. This increase was due to increased employment as well as a decision to broaden the scope of the Plan to include lower level management employees. The Board of Directors believes that wider participation will further enhance employee productivity, loyalty and commitment as well as providing more employees with an opportunity to benefit from increasing share values.

    On September 26, 2000 Mr. Ridge received options to purchase 40,000 shares, subject to stockholder approval. Options granted in September 1999 to Mr. Ridge and the executive officers are set forth in the Stock Option Table included above.

    The Committee believes the Company has a unique overall compensation plan which fulfills current Company philosophy and which historically has been successful in producing increased stockholder value. Daniel W. Derbes (Chairman)
    Mario L. Crivello
    Jack L. Heckel
    Gary L. Luick
    Edward J. Walsh

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Company's Common Shares with the cumulative total return of a Peer Group of consumer product companies and the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") for the five fiscal years ending August 31, 2000. The comparison assumes $100 invested on August 31, 1995 in the Company's Common Shares and in each of the indices.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS
               WD-40 Company, a Peer Group and the S&P 500 Index

                                           Year Ended August 31,
                        1995       1996       1997       1998       1999       2000
                      --------   --------   --------   --------   --------   --------
WD-40 Company          100.00     111.83     142.13     111.27     137.88     115.85
Peer Group             100.00     106.78     146.98     133.57     158.08     126.17
S&P 500 Index          100.00     118.73     167.00     180.51     252.40     293.59

    The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 14 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., Enesco Group, Inc., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., NCH Corp., Oneida Ltd., RPM Inc.-Ohio, Royal Appliance Manufacturing Co., Scotts Company, Valspar Corp. and Wynn's International, Inc.

                                   ITEM NO. 2
                        PROPOSAL TO APPROVE AMENDMENT TO
                               THE WD-40 COMPANY
                        1990 INCENTIVE STOCK OPTION PLAN

    For more than twenty years, WD-40 Company has maintained stock option plans to provide long-term compensation benefits to management level employees. The Stock Option Plans have successfully enhanced long-term stockholder value by allowing the Company to attract and retain highly qualified employees.

    In 1990, the stockholders approved the WD-40 Company 1990 Incentive Stock Option Plan (the "1990 Plan"). The 1990 Plan was restated in 1994 and in 1997 to authorize additional shares and to implement other changes. The 1997 amendments included authority for the issuance of options to non-employee directors. The 1997 restated Plan authorized options to purchase an aggregate of 1,480,000 shares of the Company's common stock. All share information has been adjusted retroactively to account for the 2 for 1 stock split on July 11, 1997 as provided for in the Plan. On September 26, 2000, options to purchase 420,600 shares were granted to 85 employees, subject to stockholder approval of this item. In order to allow the Company to continue the grant of options under the 1990 Plan, the Board of Directors has approved, subject to stockholder approval, an amendment to the plan (the "Amendment") authorizing the grant of options to purchase an additional 1,500,000 shares of the Company's common stock. As of August 31, 2000 and prior to the grant of options for the current fiscal year, options to purchase 370,491 shares were available for future grants under the 1990 Plan. If the Amendment is approved there will be at least 1,449,891 shares available for future grants in fiscal year 2002 and later years.

    The Amendment is set forth in a Third Amendment and Restatement of the WD-40 Company 1990 Incentive Stock Option Plan.

Summary of the Amendment and the 1990 Plan

    Options to purchase an aggregate of 2,980,000 shares of the Company's common stock may be granted to employees from time to time under the 1990 Plan if the Amendment is approved. The total number of authorized shares includes all shares previously granted to employees under the 1990 Plan. The exercise price for options granted under the plan may not be less than 100% of the fair market value of the Company's shares on the date of grant. Options to purchase 1,449,891 shares will be available for grant upon approval of the Amendment by the stockholders, exclusive of options granted on September 26, 2000 as set forth in the New Plan Benefits table below. Options granted under the 1990 Plan may be designated as "Nonqualified Stock Options" or "Incentive Stock Options". Incentive Stock Options are afforded special tax treatment to the holder under
Section 422 of the Internal Revenue Code of 1986 (the "Code").

    The 1997 restatement to the Plan included certain conforming amendments under federal securities laws. Those amendments updated provisions of the 1990 Plan that allow officers and directors to receive and exercise stock options granted under the 1990 Plan without concern for possible violation of short-swing trading rules if they have otherwise acquired or disposed of shares within 6 months of receiving or exercising the stock options. The regulations promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") were substantially revised effective August 15, 1996 to more simply exempt employee benefit plan transactions between companies and their officers and directors from the short-swing trading prohibitions. The 1990 Plan is administered by the Board of Directors or a committee of the Board of Directors of the Company (the "Stock Option Committee"), consisting of two or more directors who are "Non-Employee Directors" as defined in regulations under the 1934 Act. The Board of Directors or the Stock Option Committee is empowered to construe and interpret the 1990 Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in their sole discretion, for administration of the Plan. The Board of Directors or the Stock Option Committee determines which employees of the Company or its Subsidiaries will receive options under the 1990 Plan, the number of shares for which each option is granted, and whether the option is to be designated as a Nonqualified Stock Option or as an Incentive Stock Option. Outside Directors are eligible to receive options approved by the full Board of Directors.

    Each option is evidenced by a Stock Option Agreement specifying the terms and conditions under which the option may be exercised. The 1990 Plan allows the Board of Directors or the Stock Option Committee to amend an outstanding Stock Option Agreement with the agreement of the option holder. Such an amendment may have income tax consequences to the option holder and/or the Company, depending upon the nature of the changes.

    Options granted under the 1990 Plan may not be exercised for one year following the date of grant. No options may be exercised more than ten years after the date of grant. Stock Option Agreements will generally provide for the termination of an option 3 months following termination of the option holder's employment with the Company. Options may be exercised by delivering a notice of exercise together with cash or a certified check for the exercise price. In lieu of cash, an option holder may exercise the option by tendering shares of the Company's common stock valued for purposes of the exercise at the shares' current fair market value.

    Upon the expiration or other termination of an option, the shares covered thereby are available for grant of additional options under the 1990 Plan. The number of shares authorized for issuance under the plan are also increased by the number of any shares tendered in lieu of cash upon the exercise of an option. As such, the number of new shares issued by the Company will never exceed the aggregate of 2,980,000 shares authorized by the 1990 Plan.

    Options granted under the 1990 Plan are not transferable except by Will or under the laws of descent and distribution. The 1990 Plan and options granted thereunder are subject to customary anti-dilution provisions. Options carry no dividend or voting rights. The 1990 Plan will terminate on December 31, 2005.

Federal Income Tax Consequences to Option Holders and the Company

    There is no tax consequence to the Company or the option holder upon the grant of either Incentive Stock Options or Nonqualified Stock Options.

    Options designated as Incentive Stock Options may be exercised without recognition of any taxable income provided that the option holder makes no disposition of the shares within one year of the transfer of the shares to such option holder. Thereafter, any gain from sale of the shares will be recognized by the option holder as capital gain rather than ordinary income. The Company may not claim any deduction for a trade or business expense upon the exercise of an Incentive Stock Option or upon sale of the shares by the option holder following the one-year limitation period. If the shares are disposed of within one year of the transfer of the shares to the option holder (a "disqualifying disposition"), the option will lose its character as an Incentive Stock Option and will, subject to certain limitations, be treated as a Nonqualified Stock Option.

    In order to obtain the favorable treatment afforded to Incentive Stock Options, the option holder must be employed by the Company or by a Subsidiary at all times from the date of grant through a date which is not more than three months before the date on which the option is exercised. The three-month limit is extended to one year in the event of death or in the event of permanent and total disability as defined in the Code.

    In order to qualify an option for Incentive Stock Option treatment, the Stock Option Agreement must include limitations on the exercisability of the option such that the aggregate fair market value (determined at the time the option is granted) of all shares for which Incentive Stock Options become exercisable in any calendar year does not exceed $100,000. To comply with this limitation, Incentive Stock Options may provide for delayed exercisability (vesting) on January 1st of succeeding years following the one year anniversary of the date of grant as may be necessary. Alternatively, all or part of an option may be designated as a Non-Qualified Stock Option so that the entire option will be exercisable one year from the date of grant.

    Upon the exercise of a Nonqualified Stock Option, the option holder is required to recognize ordinary compensation income in the amount of the difference between the fair market value of the shares on the date of exercise and the exercise price. Under such circumstances, the Company is required to report such amount as a compensation expense on its payroll tax returns for withholding purposes. Provided that proper withholding for income taxes has been made, the Company is entitled to claim a compensation expense deduction. Withholding is not required in the event of a disqualifying disposition (sale within one year of exercise) of an Incentive Stock Option which results in its treatment as a Nonqualified Stock Option.

Shareholder Vote Required for Approval

    Approval of the proposed Third Amendment to the WD-40 Company 1990 Incentive Stock Option Plan will require the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting. Abstentions and broker non-votes are not counted as votes in favor of approval of the 1990 Plan Amendment. The Board of Directors urges shareholders to vote "FOR" approval of the 1990 Plan Amendment.

Options Granted September 26, 2000

    The following table presents information concerning the grant of Stock Options under the 1990 Plan to the Company's executive officers named in the Summary Compensation table on Page 8, all current executive officers as a group and all employees as a group. Directors who are not employees of the Company have not received any options under the Plan. All of the options listed were granted at an exercise price of $20.8125. The closing fair market value of the Company's common stock as of October 13, 2000 was $21.25 as reported by the Nasdaq Stock Market.

                               New Plan Benefits
                 WD-40 Company 1990 Incentive Stock Option Plan

                                                                                   Percent of Options
                                                  Dollar Value   Options Granted     Granted to All
Name and Principal Position                          ($)(1)          (#)(2)            Employees
---------------------------                       ------------   ---------------   ------------------
Garry O. Ridge
  President and CEO                                 $17,500           40,000                9.5%

Thomas J. Tranchina
  Vice President Finance and CFO                    $ 8,750           20,000               4.75

Graham P. Milner
  Senior Vice President, The Americas               $ 8,750           20,000               4.75

Michael L. Freeman
  Vice President Operations
  and Chief Information Officer                     $ 8,750           20,000               4.75

William B. Noble
  Managing Director Europe
  WD-40 Company Ltd. (U.K.)                         $ 8,750           20,000               4.75

All Executive Officers as a Group (7)               $70,000          160,000               38.0

All Employees as a Group (85)                       $184,012         420,600              100.0

1 The dollar value of options granted was determined based on the difference between the exercise price of $21.8125 and the closing price for the Company's shares as reported by The Nasdaq Stock Market for October 13, 2000.

2 All options granted to the executive officers were granted as non-qualified options.

                                   ITEM NO. 3
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    WD-40 Company stockholders will vote to ratify the selection of PricewaterhouseCoopers LLP as WD-40 Company's independent accountants. A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company's independent public accountants during the past fiscal year and will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The Company's independent accountants perform audit services (which include reading filings with the Securities and Exchange Commission as well as quarterly and annual reports) and tax-related services for the Company Before audit services are performed, the Audit Committee approves an estimated fee. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years' audit fees.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals must be received by the Company not later than July 12, 2001 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

                                              By Order of the Board of Directors
                                                               Harlan F. Harmsen
                                                                       Secretary

Dated: November 9, 2000

 IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE
                               ENCLOSED ENVELOPE.

             WD-40 COMPANY - 1061 CUDAHY PLACE, SAN DIEGO, CA 92110

                         THIRD AMENDMENT AND RESTATEMENT

                                  WD-40 COMPANY

                                      1990

                           INCENTIVE STOCK OPTION PLAN



                  Pursuant to the authority granted to the Board of Directors of WD-40 COMPANY under Paragraph 8 of the WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN adopted by the Board of Directors on March 28, 1990, restated on September 26, 1994, further restated on September 22, 1997 and approved by the Company's stockholders on November 25, 1997, said Plan is hereby amended and restated in its entirety to increase the number of shares authorized for issuance under the Plan.
                  This Third Amendment and Restatement shall be effective upon its approval by the stockholders of the Company within twelve (12) months of its adoption by the Company's Board of Directors.

                  1.   ESTABLISHMENT AND PURPOSE

                  The purpose of the Plan is to provide a means whereby Directors and salaried or key employees of WD-40 COMPANY, a California corporation (the "Company") or of its subsidiaries (the "Subsidiaries") may be given an opportunity to purchase common stock of the Company under options which will be non-qualified or qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. Subsidiaries, for this purpose, shall include corporations defined as a subsidiary corporation under Section 424 of the Internal Revenue Code.

                  2.       AMOUNT OF STOCK

                           (a) Options designated as "non-qualified stock
options" or "incentive stock options" may be granted from time to time to directors and employees of the Company or Subsidiaries to purchase an aggregate of not more than 2,980,000 shares of the Company's authorized but unissued $.001 par value common stock. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

                           (b) The number of shares available under the Plan
shall be increased to the extent of any shares tendered in lieu of cash upon exercise of an option granted under the Plan, whether such shares are actually canceled or are retained upon issuance of an appropriate net number of new shares, the effect on the issuance of additional shares being the same.

                           (c) The aggregate fair market value (determined at
the time an option is granted) of the stock for which incentive stock options first become exercisable by any person in any calendar year (under all such plans of the Company or of its parent or Subsidiaries) shall not exceed $100,000.
                           (d)  Except as provided in Paragraph 4 of this Plan,
no incentive stock option shall be granted to any person who, immediately before such option is granted, owns (as defined in Section 424 of the Internal Revenue
Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiaries.

                  3.       ADMINISTRATION

                           (a) The Plan shall be administered by the Board of
Directors or a Stock Option Committee (the "Committee") of the Board of Directors of the Company. The

Committee shall consist of two or more directors who are "Non-Employee Directors" as defined in regulation Section 240.16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Subject to the express terms and conditions of the Plan, the Board of Directors or the Committee shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors or the Committee, for its administration.

                           (b) The Board of Directors or the Committee may from
time to time determine which Directors and employees of the Company or Subsidiaries shall be granted non-qualified or incentive stock options under this Plan, and the number of shares for which an option or options shall be granted to each of them. Options granted to outside directors shall be approved by a vote of the full Board of Directors.

                  4.   TERMS AND CONDITIONS OF OPTIONS

                  Each option shall be evidenced by a Stock Option Agreement executed by the Company and the person to whom such option is granted. Each Agreement shall specify whether the option is a non-qualified or incentive stock option. The Agreements shall be subject to the following terms and conditions:

                           (a)  OPTION PRICE.  Except as provided in
subparagraph (c), the option price shall be fixed by the Board of Directors or the Committee and shall be a price at least equal to 100% of the fair market value of the stock on the day the option is granted; fair market value may be taken as the previous day's closing price or the mean between the opening bid and asked price of the stock in the over-the-counter market, as may be appropriate.

                           (b)  OPTION PERIOD.  Except as provided in
subparagraph (c), each option granted under the Plan shall expire on a date determined by the Board of Directors or the

Committee, but, for incentive stock options, not later than ten years from the date the option is granted. No option shall be exercisable until one year from the initial grant date.

                           (c)  INCENTIVE STOCK OPTIONS GRANTED TO 10%
STOCKHOLDERS. An incentive stock option may be granted to a stockholder who, immediately before such option is granted, owns more than 10% of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiaries, provided that the price of such option is at least 110% of the fair market value of the stock, and provided further that the option is not exercisable after five years from the date the option is granted.

                           (d)  ADJUSTMENTS.

                                    (i)     In the event of an increase or
decrease in the number of outstanding shares of common stock of the Company through stock dividends, split-ups, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and option price per share of the shares as to which the right to purchase has not been exercised or has not matured. Such adjustment may be made either by increase in the number of shares and decrease in the option price per share, or by decrease in the number of shares and increase in the option price per share, as may be required to enable the holder of the option to acquire the same proportionate stockholdings at the same aggregate purchase price. In making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issued by the Company, and the holder of the option shall receive only the number of full shares to which he may be entitled by reason of such adjustment at the adjusted option price per share.

                                    (ii) Whenever during the term of an option
and prior to the exercise thereof as to all shares at that time subject thereto, the Company (1) shall offer for sale to holders of its common stock, shares of common stock or other classes of stock or of other securities of the Company, or
(2) in connection with any transaction shall acquire or shall cause to be issued rights to acquire shares of stock or other securities of any corporation to or for the benefit of the holders of common stock of the Company, it will give written notice to the holder of an option of the rights which are thus to be acquired or issued to or for the benefit of the holders of its common stock in sufficient time to permit such option holder to exercise the option to the full extent then possible.

                                    (iii) In the event the Company proposes to
merge or consolidate with another corporation or to sell or dispose of its assets and business or to dissolve, the Company will give written notice thereof to the holder of each option in sufficient time to permit him to exercise the option in full as to any matured options, if such holder should elect to do so, and to participate in such transaction as a stockholder of the Company. In the event of a merger or consolidation or sale under which the Company or its holders of common stock will not acquire stock or other securities of the continuing, resulting or another corporation in exchange for their shares of common stock of the Company but shall receive cash in whole or in part, then any unmatured options shall likewise be deemed to have matured at the date of the notice of the meeting of stockholders of the Company at which such consolidation, merger, sale or other transaction is to be considered so that the option holder will have an opportunity to exercise such option before such consolidation, merger, sale or other transaction is effective. In either event, if such options are not exercised, they shall terminate and expire.

                           (e) NONTRANSFERABILITY OF OPTIONS. An option shall
not be transferable otherwise than by Will or the laws of descent and distribution, and an option may be exercised during the lifetime of the employee only by him.

                           (f) OTHER PROVISIONS AND AMENDMENTS.  The option may
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Committee and incentive stock options shall include such provisions and conditions as may be necessary to qualify the option as an "incentive stock option" under Section 422 of the Internal Revenue Code. The Board of Directors or the Committee shall have authority to amend any outstanding option to include such terms, provisions and conditions not inconsistent with the Plan as may be agreed to by the optionee.

                  5.   EXERCISE OF OPTIONS

                           (a) An option may be exercised with respect to all or
any part of the shares then subject to exercise only by delivering to the Company written notice of exercise, specifying the number of such shares as to which the option is so exercised and accompanied by cash or a certified or cashier's check, payable to the order of the Company for an amount in lawful money of the United States equal to the option price of such shares.

                           (b) In lieu of cash, an optionee may exercise his or
her option by tendering to the Company shares of the common stock of the Company, owned by him or her for not less than six (6) months, and having a fair market value equal to the cash exercise price applicable to the option(s) being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Board of Directors or the Committee.

                           (c) The Stock Option Agreement shall require certain
representations, warranties or assurances, or an undertaking by an optionee in the event issuance of the shares might require filing or registration under the Securities Act of 1933 or the Blue Sky laws of any state or any other law regulating the issuance of securities.

                  6.   TAX REPORTING AND WITHHOLDING

                  The Company shall comply with all reporting and withholding requirements applicable to the exercise of options under the Internal Revenue Code and regulations thereunder.

                  7.   PROCEEDS FROM SALE OF STOCK

                  Proceeds from the sale of stock pursuant to the options granted under the Plan shall be added to the general funds of the Company.

                  8.   SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN

                  The Board of Directors may at any time amend, suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2005. No option may be granted during such suspension or after such termination. The termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                  9.   DELIVERY OF SHARES SUBJECT TO DELAYS

                  The issuance of each option under the plan and the issuance and delivery of shares of stock pursuant to the exercise of any option under the Plan shall be subject to and in compliance with the laws of any state or other governmental authority applicable thereto, the Board of Directors being hereby authorized to cause to be prepared, filed and presented on the Company's behalf to any governmental official, agency or tribunal all such applications or other instruments or papers and to maintain any and all proceedings as shall be required to cause the issuance to the Company of a permit or other authorization to issue or deliver any such option of shares. Neither the Company nor any officer, director or employee shall be liable for any delay in issuance or delivery of any option or shares pending the filing of any such application, instrument or papers or the grant of a permit or other authorization to enable such issuance or delivery to be made.

                  IN WITNESS WHEREOF, the Plan is amended and restated this 26th day of September, 2000.

                                     WD-40 COMPANY


                                     By /s/ GARRY O. RIDGE
                                        ----------------------------------------
                                        Garry O. Ridge, President


Attest:


   /s/ JOHN B. SIDELL
----------------------------------------
John B. Sidell, Assistant Secretary

PROXY                              WD-40 COMPANY                           PROXY
                                1061 Cudahy Place
                               San Diego, CA 92110

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies for such stock, hereby appoints Daniel W. Derbes and Harlan F. Harmsen, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Mission Valley Doubletree Hotel, 7450 Hazard Center Drive, San Diego, California 92108, on Tuesday, December 12, 2000 at 2:00 p.m. and at any adjournments thereof.



                                           Please mark, sign, date and return
                                           the proxy card promptly using the
                                           enclosed envelope

                                  WD-40 COMPANY

         PLEASE MARK OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:


1. ELECTION OF DIRECTORS: Nominees:                          FOR ALL     WITHHOLD      FOR ALL
    01-M.L. Crivello, 02-D.W. Derbes,                                    FOR ALL       EXCEPT
    03-H.F. Harmsen, 04-J.L. Heckel,
    05-G.L. Luick, 06-K.E. Olson,
    07-G.O. Ridge, 08-G.C. Schleif,
    09-E.J. Walsh  (INSTRUCTIONS: To withhold
    authority to vote for any nominee(s), write that
    nominee's name on the space provided below.)

    ------------------------------------------------
    ------------------------------------------------


                                                             FOR         AGAINST      ABSTAIN
2. To approve an amendment to the WD-40
   Company 1990 Incentive Stock Option Plan.

3. To ratify the selection of Pricewaterhouse-               FOR         AGAINST      ABSTAIN
    Coopers LLP as the Company's independent
    accountants for fiscal year 2001.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                             Dated:                  , 2000
                                   -----------------
                             Signature:
                                       -----------------------------------------
                             Title:
                                   ---------------------------------------------
                             Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.